Exhibit 99.1

Intelligent Energy Secures $14 Million Equity Financing; Dickie Walker Marine and Intelligent Energy Amend Acquisition Agreement

Oceanside, California; July 20, 2005 - Dickie Walker Marine, Inc. (NASDAQ SC: DWMA) today said that Intelligent Energy Holdings Plc announced that it has secured up to £8 million (approximately $14 million) in additional equity financing, to be raised in 2 stages, £2.56 million (approximately $4.5 million) immediately and £5.44 million (approximately $9.5 million) thereafter from Evolution Placements Corporation. The company further announced that, in relation to the change in Intelligent Energy’s capital structure, the companies have executed an amendment to the acquisition agreement, originally dated February 3, 2005, (the “Acquisition Agreement”) pursuant to which Dickie Walker has proposed an offer for the entire share capital of Intelligent Energy. Intelligent Energy announced that it has earmarked the additional funds for use as working capital as it advances the commercialization of its fuel cell technologies. Intelligent Energy also announced that it intends to immediately pursue a listing on AIM, a market of the London Stock Exchange.

Evolution Placements is a British Virgin Islands company which invests in potential high growth ventures in the innovation and technology sectors.

“The recently announced proposed transaction between Intelligent Energy and Dickie Walker Marine contemplated Intelligent Energy successfully securing additional funding prior to the transaction closing. We have worked diligently to arrange this financing and are gratified to have a new investor who sees the growth potential in Intelligent Energy and the many benefits we believe exist as a combined entity with Dickie Walker,” said Dr. Harry Bradbury, chief executive officer of Intelligent Energy. “Additionally, certain current Intelligent Energy shareholders enjoy standing rights to participate in such third-party financings on the same terms, and we will be contacting them to ask if they wish to take up their rights.”

Terms of the Financing

Intelligent Energy announced that it is expected to complete the financing in two stages. The initial investment has been funded at a price of £0.80 per ordinary share for an aggregate sum of £2,560,000 (approximately $4.5 million), resulting in the issuance of 3,200,000 new Intelligent Energy ordinary shares. The second transaction will also be priced at £0.80 per ordinary share for a sum of £5,440,000 (approximately $9.5 million), resulting in the issuance of 6,800,000 new Intelligent Energy ordinary shares and, in addition to customary conditions to closing, is conditional upon a successful AIM listing. Pursuant to the new investment, Evolution will have the right to appoint two new members to the company’s Board of Directors, and will be granted options over up to 10 million shares upon admission to AIM at an exercise price of £0.80 per share. Intelligent Energy also announced that further funds of up to £5.76 million ($10.0 million) would be raised if the other shareholders who have participation rights were to take up these rights. Up to 7,200,000 shares in Intelligent Energy would be issued in respect of such rights.

Amended Terms of the Acquisition Agreement

In the original acquisition agreement between Dickie Walker and Intelligent Energy, dated February 3, 2005, Dickie Walker agreed that to the extent Intelligent Energy engages in any financing transaction or strategic acquisition prior to or concurrent with the closing of the proposed transaction with Dickie Walker, the stockholders of both Intelligent Energy and Dickie Walker would share in any resulting dilution proportionately. The potential need for additional financing on the part of either party prior to closing of the reverse acquisition transaction, their intent to proportionately share any resulting dilution and the possibility of a change to the exchange ratio were contemplated in the initial announcement of the merger agreement on February 3, 2005. In support of the imminent receipt of additional financing by Intelligent Energy, the parties now have amended the acquisition agreement to more clearly reflect the original intent to share in the dilution proportionally and have also adjusted the exchange ratio for the proposed offer, in order to maintain the valuation structure agreed upon at the time the parties executed the original acquisition agreement.

Dickie Walker explicitly endorses the equity financing as necessary for the eventual completion of the reverse takeover of Intelligent Energy by Dickie Walker, and has consented to the equity financing in accordance with Rule 21 of the City Code on Takeovers and Mergers.

Under the amended acquisition agreement, full acceptance of the proposed Dickie Walker offer for the ordinary shares, options and warrants held by Intelligent Energy securities holders, if made, would result in the issuance of up to 18,698,433 new shares of Dickie Walker common stock. Under these amended terms, each Intelligent Energy shareholder would receive 0.229 shares of Dickie Walker common stock for each Intelligent Energy ordinary share held. The proposed treatment of Intelligent Energy options and warrants remains unchanged from that set forth in the form S-4 filed with the U.S. Securities and Exchange Commission on May 10, 2005, other than the use of the new exchange ratio in calculating the value and exercise price of such securities. As noted in all prior announcements, existing Dickie Walker options and warrants will remain outstanding following the close of the proposed offer.

Amended Acquisition Terms Deemed Fair and Reasonable

Intelligent Energy’s Rule 3 adviser, ARC Associates, has reviewed the amendment to the acquisition agreement, including the new exchange ratio. ARC Associates has found that the amended terms are consistent with the intent of both Intelligent Energy and Dickie Walker pursuant to the terms of the Acquisition Agreement, and that both parties do in fact proportionately share the dilution created by the financing between the parties. As such, ARC Associates and the Board of Intelligent Energy confirm that the amendment to the proposed share exchange ratio falls within the circumstances specified in the announcement made by Intelligent Energy and Dickie Walker on February 4, 2005, as being circumstances in which the share exchange ratio may be varied. As a result, ARC Associates has deemed that the resulting transaction is fair and reasonable.

About Dickie Walker Marine, Inc.

Dickie Walker Marine, Inc. designs, sources and has manufactured, markets and distributes authentic lines of nautically-inspired apparel, gifts and decorative items. The Dickie Walker brand is a lifestyle brand of nautically inspired apparel and accessories for the home, office and boat, which are distributed through specialty retailers, yacht clubs, resorts, higher-end sporting goods stores, marinas, coastal stores, catalogs and a branded website. Additional information about Dickie Walker Marine can be found at www.dickiewalker.com.

About Intelligent Energy Holdings Plc

Intelligent Energy is an energy solutions group with a proprietary suite of new energy technologies, and is focused on commercializing energy services in hydrogen generation, fuel storage and power generation using proton exchange membrane (PEM) fuel cell technology. Intelligent Energy’s products and technologies provide solutions for global applications in the motive, distributed energy, defense and portable markets. Additional information about Intelligent Energy can be found at www.intelligent-energy.com.

Where to Find Additional Information

The registration statement on Form S-4 filed by Dickie Walker Marine in connection with the transaction is available at the website of the U.S. Securities and Exchange Commission (the “SEC”) at http://www.sec.gov. DICKIE WALKER AND INTELLIGENT ENERGY SECURITYHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS CAREFULLY. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/ PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT DICKIE WALKER, INTELLIGENT ENERGY, THE TRANSACTION AND RELATED MATTERS.

Dickie Walker filed a Form S-4 registration statement with the U.S. Securities and Exchange Commission on May 10, 2005, containing the preliminary proxy statement/prospectus for the proposed acquisition of Intelligent Energy Holdings Plc. In addition to the registration statement and the proxy statement/prospectus, Dickie Walker files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Dickie Walker at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Investors and securityholders are able to obtain free copies of these documents through the SEC’s website at http://www.sec.gov. Free copies of the proxy statement/prospectus and related documents may also be obtained from Dickie Walker by mailing a request to Dickie Walker Marine, Inc., 1405 South Coast Highway, Oceanside, California 92054, attention: Todd Schmidt, telephone: (760) 450-0360. Dickie Walker’s filings with the SEC are also available to the public on the Dickie Walker website at www.dickiewalker.com or from commercial document retrieval services.

Not an Offer; Limited Jurisdiction

Dickie Walker may not distribute the proxy statement/prospectus to its stockholders and Intelligent Energy Holdings’ securityholders or complete the offer described above until the registration statement filed with the SEC is declared effective. This press release is not an offer to sell the securities described herein and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. If an offer is made, the offer will not be made to any shareholders in Canada, Australia and Japan, nor should offer materials be forwarded or transmitted in or into Canada, Australia or Japan.

This announcement does not amount to an announcement by Dickie Walker of a firm intention to make an offer for Intelligent Energy and there is no certainty that an offer will be made.

Forward-Looking Statements

This release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Dickie Walker’s or Intelligent Energy’s or their respective management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future. These statements are based on current estimates and projections about the companies’ respective businesses, which are derived in part on assumptions of management, and are not guarantees of future performance, as such performance is difficult to predict. Such statements include statements regarding the ability of Intelligent Energy to complete an AIM listing, the likelihood of receipt of the second stage of funding by Intelligent Energy and of any participation in the funding by existing shareholders, the ability of the proposed transaction between Intelligent Energy and Dickie Walker to close, the continued support of the companies’ Boards of Directors, and the continued listing of Dickie Walker on the Nasdaq SmallCap Market after a hearing with the Nasdaq Listing Qualifications Panel and/or after the closing of the proposed acquisition of Intelligent Energy. It is important to note that actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include risks related to uncertainties in the timing of the regulatory processes upon which the transaction is contingent, failure to adequately address or reconcile all U.S. and U.K. regulatory requirements, and the availability and dilutive effects of additional financing. Readers of this release are also referred to Dickie Walker’s previous public filings, available at http://www.sec.gov or upon request from Dickie Walker. Dickie Walker does not intend to update any of these forward-looking statements after the date of this release.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the City Code, any person who, alone or acting together with any person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of Dickie Walker or Intelligent Energy, owns or controls, or becomes the owner or controller, directly or indirectly, of one percent or more of any class of securities of Dickie Walker or Intelligent Energy is required to disclose, by no later than 12:00 noon (London time) on the London business day following the date of the relevant transaction, every dealing in any relevant securities of that company (or in any option in respect of, or derivative referenced to, any such securities) during the period to the date on which the offer becomes or is declared unconditional as to acceptances or lapses or is otherwise withdrawn.

Under the provisions of Rule 8.1 of the City Code, any such dealings by Dickie Walker or Intelligent Energy, or by any of their respective “associates” (within the meaning of the City Code) must also be disclosed.

If you are in any doubt as to the application of Rule 8 of the City Code to you, please contact an independent financial advisor authorized under the U.K. Financial Services and Markets Act 2000, consult the U.K. Takeover Panel’s website at http://www.thetakeoverpanel.org.uk/ or contact the U.K. Takeover Panel on telephone number +44 (0) 20 7638 0129; fax +44 (0) 20 7236 7013.

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Contacts:

Intelligent Energy Holdings, Plc

Dr. Harry Bradbury

Chief Executive Officer

+44 (0) 20 7958 9033

Dickie Walker Marine, Inc.

Gerald W. Montiel, Chairman and CEO

Todd Schmidt, CFO

(760) 450-0360

Investor Relations

Rob Whetstone/Wade Huckabee

PondelWilkinson Inc.

(310) 279-5980

Rule 3 Advisor

John Allen

ARC Associates

3 Finsbury Square

London

+44 (0) 207 614 4000